EXHIBIT 10.5

EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (the “Eighth Amendment”) is made effective as of December 22, 2004, among PEMCO AVIATION GROUP, INC., a Delaware corporation, PEMCO AEROPLEX, INC., an Alabama corporation, PEMCO ENGINEERS, INC., a Delaware corporation, PEMCO WORLD AIR SERVICES, INC., a Delaware corporation, SPACE VECTOR CORPORATION, a Delaware corporation (collectively, the “Borrowers”), SOUTHTRUST BANK, an Alabama banking corporation, as Agent (the “Agent”), SOUTHTRUST BANK, an Alabama banking corporation, as a Lender, and COMPASS BANK, an Alabama banking corporation, as a Lender. Capitalized terms used herein but not defined shall have the meanings as set forth in the Credit Agreement, as amended (as hereinafter defined).

WHEREAS, pursuant to that certain Credit Agreement dated as of December 16, 2002, among Borrowers, Agent, and the other Lender Parties a party thereto (the “Credit Agreement”), Lenders made available, subject to the terms and conditions thereof, (i) the Revolving Loan of up to $20,000,000.00, (ii) the Swing Line Loan of up to $5,000,000.00, and (iii) the Term Loan of up to $5,000,000.00; and

WHEREAS, pursuant to that certain First Amendment to Credit Agreement dated as of May 22, 2003, among Borrowers, Agent, and the other Lender Parties a party thereto (the “First Amendment”), the Credit Agreement was amended in order to extend to Borrowers the Treasury Stock Loan in the amount of up to $5,000,000.00; and

WHEREAS, pursuant to that certain Second Amendment to Credit Agreement dated as of November 24, 2003, among Borrowers, Agent, and the other Lender Parties a party thereto (the “Second Amendment”), the Credit Agreement was amended in order to (i) temporarily increase the Swing Line Loan Commitment to up to $7,000,000.00, and (ii) temporarily increase the Revolving Loan Commitment to up to $22,000,000.00; and

WHEREAS, pursuant to that certain Third Amendment to Credit Agreement dated as of December 16, 2003, among Borrowers, Agent, and the other Lender Parties a party thereto (the “Third Amendment”), the Credit Agreement was amended in order to (i) increase the Swing Line Loan Commitment to up to $6,000,000.00, (ii) increase the Revolving Loan Commitment to up to $25,000,000.00, and (iii) extend the Revolving Loan Maturity Date from December 16, 2004 until December 16, 2005; and

WHEREAS, pursuant to that certain Fourth Amendment to Credit Agreement dated as of May 7, 2004, among Borrowers, Agent, and the other Lender Parties a party thereto (the “Fourth Amendment”), the Credit Agreement was amended in order to (i) temporarily increase the Revolving Loan Commitment to up to $27,000,000.00, and (ii) increase the Letter of Credit Commitment to up to $1,500,000.00; and

WHEREAS, pursuant to that certain Fifth Amendment to Credit Agreement dated as of May 22, 2004, among Borrowers, Agent, and the other Lender Parties a party thereto (the “Fifth Amendment”), the Credit Agreement was amended in order to, among other things, extend the Treasury Stock Loan Advancement Termination Date from May 22, 2004 to May 22, 2005;

WHEREAS, pursuant to that certain Sixth Amendment to Credit Agreement dated as of August 1, 2004, among Borrowers, Agent, and the other Lender Parties a party thereto (the “Sixth Amendment”), the Credit Agreement was amended in order to extend until December 31, 2004 the temporary increase of the Revolving Loan Commitment to up to $27,000,000.00; and

WHEREAS, pursuant to that certain Seventh Amendment to Credit Agreement dated as of November 5, 2004, among Borrowers, Agent, and the other Lender Parties a party thereto (the “Seventh Amendment”), the Credit Agreement was amended in order to, among other things, temporarily increase the Revolving Loan Commitment to up to $33,000,000.00 (the Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, hereinafter referred to as the “Credit Agreement, as amended”); and

WHEREAS, Lender Parties and Borrowers have agreed to amend the Credit Agreement, as amended, in order to, among other things, (i) extend until April 30, 2005 the temporary increase of the Revolving Loan Commitment to up to $33,000,000.00, and (ii) extend the Revolving Loan Maturity Date from December 16, 2005 until April 30, 2006, as more specifically hereinafter provided.

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree that the Credit Agreement, as amended, is hereby amended as follows:

1. The Credit Agreement, as amended, is hereby amended by adding the following capitalized terms as defined terms in Article I:

“Swap Documents” means (A) any agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); (B) any combination of the foregoing; or (C) any master agreement for any of the foregoing, as any of the foregoing may be amended or supplemented from time to time.

“SouthTrust Documents” means any Swap Documents entered into between or among any one or more of the Borrowers and SouthTrust.

2. The Credit Agreement, as amended, is hereby amended by deleting the definitions of “Revolving Loan Commitment” and “Revolving Loan Maturity Date”, and by substituting the following new definitions, respectively, in lieu thereof:

“Revolving Loan Commitment” means the commitment of the Revolving Loan Lenders, subject to the terms of this Agreement, to lend Borrowers up to (A) from December 31, 2004 to April 30, 2005, the lesser of (i) Thirty-Three Million and No/100 Dollars ($33,000,000.00), or (ii) the Borrowing Base, less the Available Amount of the Letters of Credit, less any outstanding Letter of Credit

Advances; and (B) thereafter, the lesser of (i) Twenty-Five Million and No/100 Dollars ($25,000,000.00), or (ii) the Borrowing Base, less the Available Amount of the Letters of Credit, less any outstanding Letter of Credit Advances.

“Revolving Loan Maturity Date” means the earlier of (a) April 30, 2006, or (b) the occurrence of an Event of Default.

3. Notwithstanding any provision of the Credit Agreement, as amended, to the contrary, no Treasury Stock Loan Lender shall be required to make any Treasury Stock Loan Advance until April 30, 2005.

4. Notwithstanding any provision of the Credit Agreement, as amended, or any other Loan Document to the contrary, Borrowers and Lender Parties agree that the Credit Agreement, as amended, is amended to provide the following:

(a) Borrowers’ interest in the SouthTrust Swap Documents shall not be included in the definition of “Collateral”.

(b) The SouthTrust Swap Documents shall not be included in the definition of “Loan Documents”.

(c) The “Obligations” shall include Borrower Party’s obligation to pay, repay or reimburse to SouthTrust all obligations under any SouthTrust Swap Documents.

(d) If all or any portion of the Loans are subject to a SouthTrust Swap Document and such SouthTrust Swap Document provides for a payment schedule for principal and interest contrary to the provisions of the Credit Agreement, as amended, or any other Loan Document, the payment schedule set forth in such SouthTrust Swap Document shall govern with respect to that portion of the applicable Loan subject to such SouthTrust Swap Document.

(e) (i) No covenant or agreement of Borrower Party shall prohibit Borrower Party from entering into any SouthTrust Swap Document; (ii) any default or event of default under any SouthTrust Swap Document shall constitute an Event of Default under the Credit Agreement, as amended, and the other Loan Documents; and (iii) the right of Agent to accelerate any of the Obligations shall not be construed to require the termination or unwinding of any transactions the subject of any SouthTrust Swap Documents.

(f) No prepayment shall affect Borrower’s obligations under any SouthTrust Swap Documents, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such SouthTrust Swap Documents.

(g) Whenever any installment of principal of, or interest on, any Loan or other amount due under the Credit Agreement, as amended, becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (unless such next succeeding Business Day does not fall within the same calendar month, in which case the maturity thereof shall be shortened to the immediately preceding Business Day). In the case of any extension in the time for payment of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with the Credit Agreement, as amended, during such extension.

(h) An Event of Default will be deemed to have occurred upon the occurrence of the applicable event (i) without notice being required if Agent is prevented from giving notice by Bankruptcy or other applicable Law, and (ii) without any grace or cure period if such Event of Default arises out of any warranty or representation of Borrower Party under any Loan Document being materially false or misleading when made.

5. As a condition to the effectiveness of this Eighth Amendment (a) Agent shall have received appropriate resolutions of Borrowers’ directors, in a form satisfactory to Agent, authorizing Borrowers to enter into this Eighth Amendment and any other documentation required by Agent in connection with this Eighth Amendment; (b) Agent shall have received a Bringdown and Incumbency Certificate of each Borrower, in a form satisfactory to Agent; (c) Borrowers shall have executed and delivered to Agent all further documents and performed all other acts which Agent reasonably deems necessary or appropriate to perfect or protect its security for the Loans; and (d) Borrowers shall have delivered to Agent such other documentation, if any, as may be requested by Agent to satisfy Agent that this Eighth Amendment, and all other documents and instruments executed by Borrowers in connection with this Eighth Amendment or in furtherance hereof have each been duly authorized, executed and delivered on behalf of Borrowers, and constitute valid and binding obligations of Borrowers.

6. Each Borrower represents and warrants to Lender Parties that all representations and warranties given by such Borrower in Article IX of the Credit Agreement, as amended, are true and correct as of the date of this Eighth Amendment, except to the extent affected by this Eighth Amendment. Each Borrower represents and warrants to Lender Parties that as of the date of this Eighth Amendment, such Borrower is in full compliance with all of the covenants of such Borrower contained in Article X of the Credit Agreement, as amended, except to the extent affected by this Eighth Amendment.

7. Except as heretofore or herein expressly modified, or as may otherwise be inconsistent with the terms of this Eighth Amendment (in which case the terms and conditions of this Eighth Amendment shall govern), all terms of the Credit Agreement, as amended, and all documents and instruments executed and delivered in furtherance thereof shall be and remain in full force and effect, and the same are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, this Eighth Amendment has been duly executed as of the day and year first above written.

WITNESS:	BORROWERS:

PEMCO AVIATION GROUP, INC.

/s/ Ann D. Higgins	By:	/s/ John R. Lee
Print Name: Ann D. Higgins	Its:	Senior Vice President & Chief Financial Officer

PEMCO AEROPLEX, INC.

/s/ Ann D. Higgins	By:	/s/ John R. Lee
Print Name: Ann D. Higgins	Its:	Chief Financial Officer

PEMCO ENGINEERS, INC.

/s/ Ann D. Higgins	By:	/s/ John R. Lee
Print Name: Ann D. Higgins	Its:	Chief Financial Officer

PEMCO WORLD AIR SERVICES, INC.

/s/ Ann D. Higgins	By:	/s/ John R. Lee
Print Name: Ann D. Higgins	Its:	Chief Financial Officer

SPACE VECTOR CORPORATION

/s/ Ann D. Higgins	By:	/s/ John R. Lee
Print Name: Ann D. Higgins	Its:	Chief Financial Officer

AGENT:

SOUTHTRUST BANK, as Agent

/s/ Ann D. Higgins	By:	/s/ Austin Davis
Print Name: Ann D. Higgins	Its:	Vice President

LENDERS:

SOUTHTRUST BANK

/s/ Kevin L. Horton	By:	/s/ Austin Davis
Print Name: Kevin L. Horton	Its:	Vice President

COMPASS BANK

/s/ Austin Davis	By:	/s/ Alex Morton
Print Name: Austin Davis	Its:	Senior Vice President